Exhibit 5.1

[LETTERHEAD OF VENABLE LLP]

August 15, 2022

Urban Edge Properties
888 Seventh Avenue
New York, New York 10019

    Re: Registration Statement on Form S-3

Ladies and Gentlemen:
        We have served as Maryland counsel to Urban Edge Properties, a Maryland real estate investment trust (the “Company”), in connection with certain matters of Maryland law relating to the offering by the Company of common shares (the “Shares”) of beneficial interest, $0.01 par value per share (the “Common Shares”), of the Company, having a maximum aggregate offering price of $250,000,000, in at-the-market offerings, covered by the above-referenced Registration Statement, and all amendments related thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):
1.The Registration Statement, substantially in the form in which it was transmitted to the Commission under the 1933 Act;
2. The Company’s Prospectus, dated as of the date hereof, as supplemented by the Company’s Prospectus Supplement, dated as of the date hereof, each in the form in which it was transmitted to the Commission pursuant to Rule 424(b) promulgated under the 1933 Act;
3.The declaration of trust of the Company (the “Declaration”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);
4.The Bylaws of the Company, certified as of the date hereof by an officer of the Company;
5.A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;
6.The Equity Distribution Agreement, dated as of the date hereof (the “Distribution Agreement”), by and among the Company, Urban Edge Properties LP, a Delaware limited partnership, and Wells Fargo Securities, LLC, BTIG, LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Jefferies LLC, Morgan Stanley & Co. LLC, TD Securities (USA) LLC and Truist Securities, Inc., as agents, and/or, (except in the case of BTIG, LLC), as forward sellers, and Wells Fargo Bank, National Association, Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, Jefferies LLC, Morgan Stanley & Co. LLC, The Toronto-Dominion Bank and Truist Bank, as forward purchasers (the “Forward Purchasers”);

7.The Master Forward Confirmations, each dated as of the date hereof (the “Master Confirmations”), by and between the Company and each of the Forward Purchasers;
8.The form of supplemental confirmation (the “Form of Supplemental Confirmation”) attached to each Master Confirmation that may be entered into by and between the Company and the applicable Forward Purchaser in relation to any forward stock purchase transaction (a “Forward”) effected pursuant to the Distribution Agreement and the applicable Master Confirmation;
9.Resolutions adopted by the Board of Trustees (the “Board”) of the Company (the “Board Resolutions”), relating to, among other matters, the (i) registration and issuance of any Shares to be issued by the Company pursuant to the Distribution Agreement and the Confirmation Shares (as defined below), (ii) execution, delivery and performance of the Distribution Agreement and (iii) the delegation to an ATM Program Committee (the “Committee”) of the power to approve certain documents relating to the Forwards and the Confirmation Shares, including the form of Master Forward Confirmation, certified as of the date hereof by an officer of the Company;
10.Resolutions adopted by the Committee (the “Committee Resolutions” and, together with the Board Resolutions, the “Resolutions”), relating to, among other matters, the form of Master Forward Confirmation, including the Form of Supplemental Confirmation attached thereto, certified as of the date hereof by an officer of the Company;
11.A certificate executed by an officer of the Company, dated as of the date hereof; and
12.Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.
In expressing the opinion set forth below, we have assumed the following:
1.Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.
2.Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.
3.Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.
4.All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.
5.The Shares and Confirmation Shares will not be issued or transferred in violation of the restrictions on transfer and ownership contained in Article VII of the Declaration.
6.The minimum price of the Shares to be issued by the Company from time to time will be authorized and approved by the Board or a duly authorized committee thereof, in accordance with the Maryland REIT Law, the Declaration, the Bylaws and the Resolutions (with such approvals referred to hereinafter as the “Trust Proceedings”) prior to the issuance thereof.

7.Upon the issuance of any Shares or Confirmation Shares, the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Company is then authorized to issue under the Declaration. We have assumed that upon completion of the Trust Proceedings that not more 35,000,000 Common Shares will be issued pursuant to the Registration Statement and, if that assumption remains true, we note that, as of the date hereof, there are a sufficient number of Common Shares available for issuance under the Declaration.
8.Prior to the issuance of any Confirmation Shares, the Company will enter into a Supplemental Confirmation in accordance with the applicable Master Confirmation (such Supplemental Confirmation and Master Confirmation, the “Forward Contract”) and the Trust Proceedings.
Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:
1.The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.
2.    Upon the completion of all Trust Proceedings, the issuance and sale of any Shares by the Company pursuant to the Distribution Agreement and the issuance and delivery by the Company of any Common Shares that may be issued and delivered by the Company pursuant to any Forward Contract (the “Confirmation Shares”) will be duly authorized and, when issued and delivered by the Company in accordance with the Trust Proceedings, the Resolutions, the Declaration, the Bylaws, the Distribution Agreement, any applicable Forward Contract and the Registration Statement against payment of the consideration set forth therein, the Shares and the Confirmation Shares will be validly issued, fully paid and nonassessable.
        The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or the laws of any other state. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other jurisdiction. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the Shares and the Confirmation Shares (the “Current Report”). We hereby consent to the filing of this opinion as an exhibit to the Current Report and to the use of the name of ourfirm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.
                        Very truly yours,

/s/ Venable LLP